                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of PC Connection, Inc. (the "Company") on Form S-8 of our report dated February 8, 1999 on the financial statements of the Company for the year ended December 31, 1998, appearing in the Annual Report on Form 10-K of PC Connection, Inc. for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
July 28, 1998